UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 28, 2022

Denali Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38311	46-3872213
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
161 Oyster Point Blvd.
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 866-8548
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DNLI	NASDAQ Global Select Market

Item 1.01    Entry into a Material Definitive Agreement.
On February 28, 2022, Denali Therapeutics Inc. (the “Company”) entered into an equity distribution agreement (the “Agreement”) with Goldman Sachs & Co. LLC (“Goldman”), SVB Securities LLC (“SVB Securities”) and Cantor Fitzgerald & Co. (“Cantor”), pursuant to which the Company may offer and sell shares of the Company’s common stock, par value $0.01 per share, having aggregate gross proceeds of up to $400 million from time to time, through an “at the market offering” program under which Goldman, SVB Securities and Cantor will act as sales agents. Sales of the shares of common stock, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with the sales agents.
Under the Agreement, the Company will set the parameters for the sale of shares, including the number or dollar value of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Agreement, the sales agents may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The sales agents will use their commercially reasonable efforts in conducting such sales activities consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and the Company. The Company is not obligated to sell, and the sales agents are not obligated to sell, any shares of common stock under the Agreement. No assurance can be given that the Company will sell any shares of common stock under the Agreement, or, if it does, as to the price or amount of shares of common stock that it sells or the dates when such sales will take place. The Agreement may be terminated by the Company or any of the sales agents by written notice to the other parties at any time, subject to the terms and conditions of termination as described in the Agreement.
The Agreement provides that the sales agents will be entitled to compensation for their services equal to up to 3.0% of the gross proceeds of any shares sold through the sales agents under the Agreement. The sales agents and the Company have no obligation to sell any shares under the Agreement and may at any time, upon notice to the other parties, suspend solicitation and offers under the Agreement.
In the Agreement, the Company has agreed to indemnify the sales agents against certain liabilities, including under the Securities Act and to contribute payments that the sales agents may be required to make because of such liabilities. Further, the sales agents have agreed to indemnify the Company, the Company’s board of directors and its executive officers against certain liabilities, including under the Securities Act.
The shares of common stock sold pursuant to the Agreement will be issued pursuant to the Company’s shelf registration statement on Form S-3, including the prospectus supplement contained therein, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2022, which was automatically effective upon filing with the SEC.
The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement between the Company and Goldman Sachs & Co. LLC, SVB Securities LLC and Cantor Fitzgerald & Co., dated as of February 28, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date:	February 28, 2022	By:	/s/ Steve E. Krognes
Steve E. Krognes
Chief Financial Officer and Treasurer